Exhibit 99.7

     (Text of graph posted to Ashland Inc.'s website concerning Valvoline's premium oil sales) (% of Branded)

              2000        2001       2002        2003        2004      2005
             ------      ------     ------      ------      ------    ------

January        8.8         9.5       14.2        16.7        20.8      23.0
February       9.6        10.6       14.8        20.2        21.7      21.9
March         11.6        11.4       17.9        19.4        21.8      26.7
April         12.0        11.1       17.2        17.1        22.4      23.8
May           10.9        14.0       16.8        20.5        22.5      23.2
June          11.0        13.6       17.8        21.5        20.9      26.3
July          13.1        13.6       15.9        17.2        21.4      23.6
August        11.9        13.7       17.1        18.7        24.3      24.1
September     11.5        12.8       17.5        19.4        23.3      21.5
October        8.6        13.4       16.5        17.1        22.4
November      10.3        14.7       17.4        19.5        20.9
December      10.4        13.6       16.8        22.1        22.2